As filed with the United States Securities and Exchange Commission on May 2, 2023

Registration No. 333-
________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM S-8
REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933
_____________________

IHEARTMEDIA, INC.
(Exact name of registrant as specified in its charter)
______________________

Delaware	26-0241222
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

20880 Stone Oak Parkway
San Antonio, Texas 78258
Telephone: (210) 822-2828
 (Address of Principal Executive Offices, including Zip Code)

iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan
(Full title of the plan)

Jordan R. Fasbender
Executive Vice President, General Counsel and Secretary
iHeartMedia, Inc.
20880 Stone Oak Parkway
San Antonio, Texas 78258
(210) 822-2828
(Name, address and telephone number, including area code, of agent for service)
With copies to:
Dennis G. Craythorn
Latham & Watkins LLP
1271 Avenue of the Americas
New York, New York 10020
(212) 906-1200
______________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 13,000,000 shares of Class A common stock, par value $0.001 per share (the “Class A Common Stock”), of iHeartMedia, Inc. (the “Registrant”), that may become issuable under the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan (the "2021 Plan"), following approval of an amendment to the 2021 Plan at the Registrant’s 2023 Annual Meeting of Stockholders, and for which a registration statement of the Registrant on Form S-8 (No. 333-255494) is effective.

Pursuant to General Instruction E of Form S-8, the contents of the above-referenced prior registration statement are incorporated into this Registration Statement by reference to the extent not modified or superseded hereby or by any subsequently filed document that is incorporated by reference herein or therein.
Item 8. EXHIBITS.

Exhibit No.	Description
4.1	Fifth Amended Certificate of Incorporation of iHeartMedia, Inc. (incorporated by reference to Exhibit 3.1 to iHeartMedia, Inc.’s Current Report on Form 8-K filed on May 2, 2019)
4.2	Third Amended and Restated Bylaws of iHeartMedia, Inc., dated February 23, 2021 (incorporated by reference to Exhibit 3.2 to the Form 10-K filed by iHeartMedia, Inc. filed on February 25, 2021)
5.1*	Opinion of Latham & Watkins LLP
23.1*	Consent of Ernst & Young LLP
23.2*	Consent of Latham & Watkins LLP (included in Exhibit 5.1)
24.1*	Power of Attorney (included on the signature page of the Registration Statement)
99.1	iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan (incorporated by reference to Exhibit 99.1 to the Registration Statement on Form S-8 filed by iHeartMedia, Inc. on April 23, 2021)
107.1*	Filing Fee Table
___________
*     Filed herewith

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 2nd day of May, 2023.

IHEARTMEDIA, INC.

By	/s/ Jordan R. Fasbender
Jordan R. Fasbender
Executive Vice President, General Counsel and Secretary
SIGNATURES AND POWER OF ATTORNEY
We, the undersigned officers and directors of iHeartMedia, Inc., hereby severally constitute and appoint Robert W. Pittman, Richard J. Bressler and Jordan R. Fasbender, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him or her and in his or her name, place and stead, and in any and all capacities, to sign this registration statement and any and all amendments (including post-effective amendments) to this registration statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary or desirable to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert W. Pittman	Chairman and Chief Executive Officer (Principal Executive Officer) and Director	May 2, 2023
Robert W. Pittman

/s/ Richard J. Bressler	President, Chief Operating Officer, Chief Financial Officer (Principal Financial Officer) and Director	May 2, 2023
Richard J. Bressler

/s/ Scott D. Hamilton	Senior Vice President, Chief Accounting Officer (Principal Accounting Officer) and Assistant Secretary	May 2, 2023
Scott D. Hamilton

/s/ James A. Rasulo	Director	May 2, 2023
James A. Rasulo

/s/ Samuel E. Englebardt	Director	May 2, 2023
Samuel E. Englebardt

/s/ Brad Gerstner	Director	May 2, 2023
Brad Gerstner

/s/ Cheryl Mills	Director	May 2, 2023
Cheryl Mills

/s/ Graciela Monteagudo	Director	May 2, 2023
Graciela Monteagudo

/s/ Kamakshi Sivaramakrishnan	Director	May 2, 2023
Kamakshi Sivaramakrishnan